As filed with the Securities and Exchange Commission on October 17, 2006
Commission File No. 333-127842

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	3841	33-0768598
(State of jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)
4545 Towne Centre Court
San Diego, California 92121
(858) 909-1800
(Address and telephone number of registrant’s principal executive offices and principal place of business)
Alexis V. Lukianov
Chairman and Chief Executive Officer
NuVasive, Inc.
4545 Towne Centre Court
San Diego, California 92121
(858) 909-1800
(Name, address and telephone number of agent for service)
Copy to:
Michael S. Kagnoff, Esq.
Heller Ehrman LLP
4350 La Jolla Village Drive
Seventh Floor
San Diego, California 92122
(858) 450-8400
     Approximate date of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

SIGNATURES

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 to the registration statement on Form S-3 originally filed by NuVasive, Inc. (the “Company”) with the Securities and Exchange Commission on August 25, 2005 (Registration No. 333-127842) (the “Registration Statement”), is being filed to deregister 280,000 shares of the Company’s common stock (the “Shares”) previously registered pursuant to the Registration Statement. The Company previously registered the Shares in anticipation of its obligation to issue the Shares upon achievement of a certain milestone under the Asset Purchase Agreement, dated as of August 4, 2005, by and among the Company, Pearsalls Limited and American Medical Instruments Holdings, Inc. (the “Asset Purchase Agreement”). Pursuant to Amendment No. 1 to Asset Purchase Agreement, dated as of September 26, 2006 (the “Amendment”), by and among the Company, Pearsalls Limited and American Medical Instruments Holdings, Inc., the Company bought out all of its milestone and royalty obligations under the Asset Purchase Agreement. The Company will not issue any additional shares under the Registration Statement. The Company intends to file a new registration statement on Form S-3 with the Securities and Exchange Commission to register all of the shares issued to Pearsalls Limited pursuant to the Amendment. Accordingly, pursuant to an undertaking contained in the Registration Statement, the Company hereby deregisters the Shares as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on October17, 2006.

NUVASIVE, INC.
By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 17, 2006.

Signature	Title

/s/ Alexis V. Lukianov	Alexis V. Lukianov Chairman and Chief Executive Officer (principal executive officer)

*	Kevin C. O’Boyle Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

*	Jack R. Blair Director

*	James C. Blair, Ph.D. Director

*	Peter C. Farrell. Ph.D., AM Director

*	Lesley H. Howe Director

*	Robert J. Hunt Director

Hansen A. Yuan, M.D. Director

*	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov, Attorney-in-fact